Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Vonage Holdings Corp.

Holmdel, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-136773), Form S-3 (No. 333-154974) and Form S-8 (No. 333-136227) of Vonage Holdings Corp. (the “Company”) of our report dated February 26, 2010, relating to the consolidated financial statements, and our reports dated February 26, 2010 on the financial statement schedule and on the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Woodbridge, New Jersey

February 26, 2010